Registration No. 333-217200

Filed Pursuant to Rule 433

Dated August 15, 2019

$NRGU & $NRGD trading! 3x/-3x Exchange Traded Notes listed on @NYSE linked to the Solactive MicroSectors U.S. Big Oil Index, which consists of: $COP $CVX $EOG $HES $MPC $OXY $PSX $PXD $VLO $XOM www.MicroSectors.com

MICROSECTORS

Bank of Montreal, the issuer of the ETNs, has filed a registration statement (including a pricing supplement, prospectus supplement and prospectus) with the SEC for each of the ETN offerings to which this communication relates. Before you invest, you should read those documents and the other documents that Bank of Montreal has filed with the SEC for more complete information about Bank of Montreal and these offerings. You may obtain these documents free of charge by visiting the SEC's website at www.sec.gov. Alternatively, Bank of Montreal will arrange to send to you these documents if you request by calling our agent toll-free at 1-877-369-5412.

$NRGO & $NRGZ trading! 2x/-2x Exchange Traded Notes listed on @NYSE linked to the Solactive MicroSectors U.S. Big Oil Index, which consists of: $COP $CVX $EOG $HES $MPC $OXY $PSX $PXD $VLO $XOM www.MicroSectors.com

$YGRN trading! -1x Exchange Traded Note listed on @NYSE linked to the Solactive MicroSectors U.S. Big Oil Index, which consists of: $COP $CVX $EOG $HES $MPC $OXY $PSX $PXD $VLO $XOM www.MicroSectors.com

A new way to trade U.S. Big Oil stocks! $NRGU & $NRGD! 3x/-3x Solactive MicroSectors U.S. Big Oil Index. Index components: $COP $CVX $EOG $HES $MPC $OXY $PSX $PXD $VLO $XOM www.MicroSectors.com

A new way to trade U.S. Big Oil stocks! $NRGO & $NRGZ! 2x/-2x Solactive MicroSectors U.S. Big Oil Index. Index components: $COP $CVX $EOG $HES $MPC $OXY $PSX $PXD $VLO $XOM www.MicroSectors.com

A new way to trade U.S. Big Oil stocks! $YGRN! -1x Solactive MicroSectors U.S. Big Oil Index. Index components: $COP $CVX $EOG $HES $MPC $OXY $PSX $PXD $VLO $XOM www.Microsectors.com

U.S. Big Oil Exchange Traded Notes on the move today! Index includes $HES. $NRGU, $NRGD, $NRGO, $NRGZ, $YGRN www.MicroSectors.com

Do you trade $HES?  Check out the MicroSectors U.S. Big Oil Exchange Traded Notes. $NRGU $NRGD $NRGO $NRGZ $YGRN www.MicroSectors.com

$HES is on the move today!  See how it impacts the MicroSectors U.S. Big Oil Exchange Traded Notes. $NRGU $NRGD $NRGO $NRGZ $YGRN www.MicroSectors.com

$HES set to announce earnings next week!  How will it impact the MicroSectors U.S. Big Oil Exchange Traded Notes? $NRGU $NRGD $NRGO $NRGZ $YGRN www.MicroSectors.com

$HES set to announce earnings tomorrow!  How will it impact the MicroSectors U.S. Big Oil Exchange Traded Notes? $NRGU $NRGD $NRGO $NRGZ $YGRN www.MicroSectors.com

$HES set to announce earnings tomorrow!  Will the U.S. Big Oil Exchange Traded Notes be on the move? $NRGU $NRGD $NRGO $NRGZ $YGRN www.MicroSectors.com

$HES announces earnings today!  Will the U.S. Big Oil Exchange Traded Notes be on the move? $NRGU $NRGD $NRGO $NRGZ $YGRN www.MicroSectors.com